                                                                    EXHIBIT 11.1



        STATEMENT REGARDING COMPUTATION OF PRO FORMA PER SHARE EARNINGS



                                                                                      FOR THE
                                               FOR THE YEARS ENDED              THREE MONTHS ENDED
                                                   DECEMBER 31,                      MARCH 31,
                                       ------------------------------------   -----------------------
                                          1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------
Pro forma net income (loss)..........   $(200,403)   $(286,282)    $836,756     $267,141     $441,471
                                       ==========   ==========   ==========   ==========   ==========
Weighted average number of shares of
  Common Stock outstanding:
  Actual shares......................  12,735,000   12,735,000   12,735,000   12,735,000   12,735,000
  Additional shares required to
     replace the planned distribution
     to shareholders in excess of pro
     forma earnings for the twelve
     months ended March 31,
     1996(1).........................           0            0      127,061            0      127,061
                                       ----------   ----------   ----------   ----------   ----------
                                       12,735,000   12,735,000   12,862,061   12,735,000   12,862,061
                                       ==========   ==========   ==========   ==========   ==========
Pro forma net income (loss) per share
  of Common Stock....................      $(0.02)      $(0.02)       $0.07        $0.02        $0.03
                                           ------       ------        -----        -----        -----
                                           ------       ------        -----        -----        -----


- ---------------

(1) Pursuant to Staff Accounting Bulletin Topic 1:B.3., additional shares calculated as follows:



    Planned distribution to shareholders.........................................  $2,917,000
    Less pro forma earnings for the twelve months ended March 31, 1996...........   1,011,086
                                                                                   ----------
    Planned distribution to shareholders in excess of earnings for the twelve months ended March 31, 1996................................................  $1,905,914
                                                                                    =========
    Estimated offering price per share...........................................      $15.00
                                                                                       ------
                                                                                       ------
    Number of shares of Common Stock required to replace the amount of the planned distribution to shareholders in excess of earnings for the twelve
      months ended March 31, 1996................................................     127,061
                                                                                    =========